FEDERATED ADMINISTRATIVE
           SERVICES

                                                   FEDERATED INVESTORS TOWER
                                                   PITTSBURGH, PA 15222-3779
                                                   412-288-1900


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                                                   August 15, 1997

Federated Short-Term Municipal Trust
Federated Investors Tower
Pittsburgh, PA  15222-3779

Gentlemen:

         You have requested my opinion in connection with the registration by Federated Short-Term Municipal Trust ("Trust") of an additional 10,020,557 Shares of Beneficial Interest ("Shares") pursuant to Post-effective Amendment No. 32 to the Trust's registration statement filed with the Securities and Exchange Commission under the Securities Act of 1933 (File No. 2-72277). The subject Post-effective Amendment will be filed pursuant to Paragraph
(b) of Rule 485 and become effective pursuant to said Rule immediately upon filing.

         As counsel I have participated in the preparation and filing of the Trust's amended registration statement under the Securities Act of 1933 referred to above. Further, I have examined and am familiar with the provisions of the Declaration of Trust dated May 8, 1981, ("Declaration of Trust"), the Bylaws of the Trust and such other documents and records deemed relevant. I have also reviewed questions of law and consulted with counsel thereon as deemed necessary or appropriate by me for the purposes of this opinion.

         On the basis of the foregoing, it is my opinion that:

         1. The Trust is duly organized and validly existing under the laws of the Commonwealth of Massachusetts.

         2. The Shares which are currently being registered by the Registration Statement referred to above may be legally and validly issued from time to time in accordance with the Declaration of Trust upon receipt of consideration sufficient to comply with the Declaration of Trust and subject to compliance with the Securities Act of 1933, as amended, the Investment Company Act of 1940, as amended, and applicable state laws regulating the sale of securities. Such Shares, when so issued, will be fully paid and non-assessable by the Trust.

         I hereby consent to the filing of this opinion as a part of the Trust's registration statement referred to above and as a part of any application or registration statement filed under the securities laws of the States of the United States.

         The foregoing opinion is limited to the Federal laws of the United States and the laws of the Commonwealth of Massachusetts, and I am expressing no opinion as to the effect of the laws of any other jurisdiction.

                                               Very truly yours,

                                               /s/ Matthew S. Hardin
                                               Matthew S. Hardin
                                               Fund Attorney